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                                                                    Exhibit 99.1

                                                  news

FRB | WEBER SHANDWICK
    | FINANCIAL COMMUNICATIONS

                                                       RE:  FTI Consulting, Inc.
                                                            900 Bestgate Road
                                                            Annapolis, MD 21401
                                                            (410) 224-8770

     FOR FURTHER INFORMATION:

     AT FTI CONSULTING:   AT FRB|WEBERSHANDWICK:

     Jack Dunn          Marilyn Windsor     Lisa Fortuna       Tim Grace
     Chairman & CEO     General Inquiries   Analyst Inquiries  Media Inquiries
     (410) 224-1483     (702) 515-1260     (312) 640-6779      (312) 640-6667

     FOR IMMEDIATE RELEASE
     WEDNESDAY, FEBRUARY 5, 2003

        FTI CONSULTING, INC. ANNOUNCES FOURTH-QUARTER, FULL-YEAR RESULTS

        Reports $0.62 per Fully Diluted Share from Continuing Operations for Quarter

     ANNAPOLIS, MD, February 5, 2003--FTI Consulting, Inc. (NYSE: FCN), the premier national provider of turnaround, bankruptcy and litigation-related consulting services, today reported its results for the fourth-quarter and the year ended December 31, 2002. Results include the contribution from its August 31, 2002, acquisition of the domestic Business Recovery Services Division (BRS) of PricewaterhouseCoopers since the date of acquisition. Results from continuing operations exclude the results of the Applied Sciences practice group, which consisted of LWG, a business unit sold in January 2003 as of December 31, 2002, and SEA, a business unit that the company continues to hold for sale.

     Fourth-Quarter Results from Continuing Operations
     For the quarter, revenues from continuing operations were $90.6 million, an increase of 197.0 percent compared with $30.5 million for the comparable period in 2001. Income from continuing operations grew 278.4 percent to $15.5 million from $4.1 million in the comparable quarter last year, and earnings per share from continuing operations grew 210.0 percent to $0.62 on a diluted basis compared with $0.20 last year. The increase in earnings per share from continuing operations would have been 148.0 percent if the non-amortization provisions of SFAS 142, Goodwill and Other Intangible Assets, had been in effect in the fourth quarter of 2001. Earnings from continuing operations before interest, taxes, depreciation and amortization (EBITDA) were $30.3 million compared with $9.5 million in the prior year, an increase of 216.9 percent. Including the discontinued Applied Sciences practice group, earnings per share on a diluted basis were $0.60.

     Year 2002 Results from Continuing Operations
     For the year ended December 31, 2002, revenues from continuing operations were $224.1 million, an increase of 83.2 percent compared with $122.3 million for 2001. Income from continuing operations grew 169.6 percent to $34.9 million from $12.9 million last year, and earnings per share from

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FTI Consulting, Inc.
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continuing operations grew 131.8 percent to $1.53 on a diluted basis compared with $0.66 last year. The increase in earnings per share from continuing operations would have been 96.2 percent if the non-amortization provisions of SFAS 142, Goodwill and Other Intangible Assets, had been in effect in 2001. EBITDA was $68.7 million compared with $33.4 million in the prior year, an increase of 105.6 percent. Cash flow provided by operations for the year ended December 31, 2002, was approximately $77.6 million compared with $35.4 million in the prior year. Including the discontinued Applied Sciences practice group, earnings per share on a diluted basis were $1.63.

At December 31, 2002, the company had cash and cash equivalents of $9.9 million and its total long-term debt was $97.8 million. The $45.0 million drawn down under the company's $100.0 million revolving line of credit in connection with the acquisition of BRS on August 31, 2002, has been repaid and no amounts were outstanding under the revolving line of credit at December 31, 2002.

Discontinued Operations
FTI in January 2003 sold the stock of LWG, a business unit in the discontinued Applied Sciences practice group, to LWG's management as of December 31, 2002, for a total of $4.15 million, including a note receivable of $2.0 million due over seven years, with interest payable monthly at 9.75 percent per annum and principal payments beginning in the fourth year. FTI incurred a loss after taxes of $891,000 on the sale. The cash proceeds of $2.15 million received from the sale of LWG will be used to reduce debt under the company's term loan. Discussions with the management of SEA, Inc., the larger business unit in the discontinued Applied Sciences practice group, have concluded without reaching agreement. FTI is seeking other qualified buyers for SEA and is unable to predict when it will be able to sell it or at what price.

The following table summarizes discontinued operations for the fourth quarter and the year ended December 31, 2002.

                                                                       Fourth Quarter       Year
                                                                       --------------       ----
                                                                          (000's)          (000's)
                                                                          -------          -------
Income from operations of discontinued operations, net of taxes of
        $225 and  $2198, respectively                                     $    354         $ 3,145

(Loss) on disposition of LWG, net of
        tax benefits of $607                                             ($    891)        ($  891)
                                                                         ---------         -------

(Loss) income from discontinued operations, net of taxes                 ($    537)        $ 2,254
                                                                         ---------          ------
(Loss) income from discontinued operations per common
        share, diluted                                                   ($   0.02)        $  0.10
                                                                         ---------         -------

About FTI Consulting
FTI Consulting is a multi-disciplined consulting firm with leading practices in the areas of turnaround, bankruptcy and litigation-related consulting services. Modern corporations, as well as those who advise and invest in them, face growing challenges on every front. From a proliferation of "bet-the-company" litigation to increasingly complicated relationships with lenders and investors in an ever-changing global economy, U.S. companies are turning more and more to outside experts and

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FTI Consulting, Inc.
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consultants to meet these complex issues. FTI is dedicated to helping corporations, their advisors, lawyers, lenders and investors meet these challenges by providing a broad array of the highest quality professional practices from a single source.

This press release includes "forward-looking" statements that involve uncertainties and risks. There can be no assurance that actual results will not differ from the company's expectations. The company has experienced fluctuating revenues, operating income and cash flow in some prior periods and expects this may occur from time to time in the future. As a result of these possible fluctuations, the company's actual results may differ from our projections. Other factors that could cause such differences include pace and timing of additional acquisitions, the company's ability to realize cost savings and efficiencies, competitive and general economic conditions, and other risks described in the company's filings with the Securities and Exchange Commission.

                FTI is on the Internet at www.fticonsulting.com.

                            -FINANCIAL TABLES FOLLOW-

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                              FTI CONSULTING, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
            FOR THE THREE MONTHS ENDED DECEMBER 31, 2002 AND 2001
           (in thousands of dollars, except share and per-share data)

                                                                                      Three Months Ended
                                                                                    Actual           Actual
                                                                                  12/31/2001       12/31/2002
                                                                                -------------------------------
                                                                                            (unaudited)
Revenues                                                                        $       30,491   $       90,557

Direct cost of revenues                                                                 12,370           42,592
Selling, general and administrative expenses                                             9,476           18,851
Amortization of goodwill and other intangible assets                                     1,080              781
                                                                                --------------------------------
Total costs and expenses                                                                22,926           62,224
                                                                                --------------------------------

Operating income from continuing operations                                              7,565           28,333

Interest expense, net                                                                      823            2,135
                                                                                --------------------------------

Income from continuing operations before taxes                                           6,742           26,198

Income taxes                                                                             2,642           10,683
                                                                                --------------------------------

Income from continuing operations                                                        4,100           15,515

Income from operations of discontinued operations, net of income taxes/(2/                 736              354
Loss from sale of discontinued operations, net of income taxes                               -             (891)

                                                                                --------------------------------
Net income                                                                      $        4,836   $       14,978
                                                                                ================================

Income from continuing operations per common share, basic                       $         0.21   $         0.65
Income from discontinued operations per common share, basic                               0.04            (0.02)

                                                                                ================================
Earnings per common share, basic                                                $         0.25   $         0.63
                                                                                ================================
Weighted average shares for basic/(1)/                                                  19,397           23,787
                                                                                ================================

Income from continuing operations per common share, diluted                     $         0.20   $         0.62
Income from discontinued operations per common share, diluted                             0.04            (0.02)

                                                                                ================================
Earnings per common share, diluted                                              $         0.23   $         0.60
                                                                                ================================
Weighted average shares for diluted/(1)/                                                20,827           25,130
                                                                                ================================

EBITDA from continuing operations                                               $        9,547   $       30,258
                                                                                ================================

/(1)/ Weighted average shares have been adjusted to reflect the three-for-two stock split effected as a stock dividend paid to shareholders of record on January 2, 2002.

/(2)/ Revenues included in discontinued operations were $11,684 and $10,755 for the three months ended December 31, 2002 and 2001, respectively.

                              FTI CONSULTING, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                   FOR YEARS ENDED DECEMBER 31, 2002 AND 2001
           (in thousands of dollars, except share and per-share data)

                                                                                          Years Ended
                                                                                    Actual            Actual
                                                                                  12/31/2001        12/31/2002
                                                                                --------------------------------
                                                                                 (audited)/(1)/     (unaudited)
Revenues                                                                        $      122,317    $      224,113

Direct cost of revenues                                                                 59,074           108,104
Selling, general and administrative expenses                                            33,085            51,647
Amortization of goodwill and other intangible assets                                     4,235             1,033
                                                                                ---------------------------------
Total costs and expenses                                                                96,394           160,784
                                                                                ---------------------------------

Operating income from continuing operations                                             25,923            63,329

Interest expense, net                                                                    4,356             4,717
                                                                                ---------------------------------

Income from continuing operations before taxes                                          21,567            58,612

Income taxes                                                                             8,621            23,704
                                                                                ---------------------------------

Income from continuing operations                                                       12,946            34,908

Income from operations of discontinued operations, net of income taxes/(3)/              3,523             3,145
Loss from sale of discontinued operations, net of income taxes                               -              (891)

                                                                                ---------------------------------
Net income                                                                      $       16,469    $       37,162
                                                                                =================================

Income from continuing operations per common share, basic                       $         0.73    $         1.63
Income from discontinued operations per common share, basic                               0.20              0.11

                                                                                =================================
Earnings per common share, basic                                                $         0.92    $         1.74
                                                                                =================================
Weighted average shares for basic/(2)/                                                  17,841            21,354
                                                                                =================================

Income from continuing operations per common share, diluted                     $         0.66    $         1.53
Income from discontinued operations per common share, diluted                             0.18              0.10

                                                                                =================================
Earnings per common share, diluted                                              $         0.84    $         1.63
                                                                                =================================
Weighted average shares for diluted/(2)/                                                19,631            22,798
                                                                                =================================

EBITDA from continuing operations                                               $       33,397    $       68,662
                                                                                =================================

/(1)/ Restated to segregate the assets of discontinued operations, as required by SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

/(2)/ Weighted average shares have been adjusted to reflect the three-for-two stock split effected as a stock dividend paid to shareholders of record on January 2, 2002.

/(3)/ Revenues included in discontinued operations were $45,833 and $44,042 for the years ended December 31, 2002 and 2001, respectively.

                              FTI CONSULTING, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
                            (in thousands of dollars)

                                                                      December 31,       December 31,
                                                                          2001              2002
                                                                    ----------------------------------
                                                                       (audited)         (unaudited)
Operating activities
Net income                                                           $       16,469     $       37,162
Adjustment to reconcile net income to net cash (used
in) provided by operating activities:
Depreciation and other amortization                                           3,867              4,301
Amortization of goodwill and other intangible assets                          5,049              1,033
Income tax benefit from stock option exercise                                 8,116             12,754
Provision for doubtful accounts                                                 245              3,767
Non-cash charge on sale of discontinued operations                                -              1,209
Other                                                                           409              1,474
Changes in operating assets and liabilities:
Accounts receivable, billed and unbilled                                     (2,093)             7,671
Income taxes, current and deferred                                             (607)               190
Accrued compensation expense                                                  2,197             11,581
Billings in excess of services provided                                       1,630             (5,349)
Other current assets and liabilities                                            146              1,855
                                                                    ---------------    ---------------
Net cash (used in) provided by operating activities                          35,428             77,648

Investing activities
Purchase of property and equipment, net                                      (4,366)            (8,777)
Proceeds from landlord reimbursements and sales of
  property and equipment                                                      1,231                  -
Acquisition of subsidiaries and contingent payments                          (3,234)          (145,409)
Change in other assets                                                           67             (2,200)
                                                                    ---------------    ---------------
Net cash used in investing activities                                        (6,302)          (156,386)

Financing activities

Issuance of common shares and exercise of stock options                      12,843              9,532
Borrowings under long-term debt arrangements                                      -            119,000
Repayments on long-term debt                                                (32,334)           (49,333)
Payment of financing fees & other                                               (14)            (3,411)
                                                                    ---------------    ---------------
Net cash provided by (used in) financing activities                         (19,505)            75,788

Net decrease in cash and cash equivalents                                     9,621             (2,950)
Cash and cash equivalents at beginning of period                              3,235             12,856
                                                                    ---------------    ---------------
Cash and cash equivalents at end of period                           $       12,856     $        9,906
                                                                    ===============    ===============

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                              FTI CONSULTING, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                     DECEMBER 31, 2001 AND DECEMBER 31, 2002
                  (in thousands of dollars, except share data)

                                                                      December 31,       December 31,
                                                                          2001               2002
                                                                    ----------------------------------
                                                                     (audited)/(1)/      (unaudited)
Assets
Current assets:
   Cash and cash equivalents                                         $       12,856     $        9,906
   Accounts receivable, less allowances                                      12,094             29,271
   Unbilled receivable, less allowances                                      13,675             35,576
   Other current assets                                                       4,800              5,529
   Current assets of discontinued operations                                 12,241             11,084
                                                                    ----------------------------------
Total current assets                                                         55,666             91,366
                                                                    ----------------------------------

Property and equipment, net                                                  10,619             14,938

Goodwill, net                                                                75,733            299,082
Other intangible assets, net                                                      -              4,067
Other assets                                                                  1,023              5,999
Non-current assets of discontinued operations                                16,057             15,079
                                                                    ----------------------------------

Total Assets                                                         $      159,098     $      430,531
                                                                    ==================================

Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable and other accrued expenses                       $       17,692     $       36,810
   Deferred income taxes                                                        130                193
   Current portion of long-term debt                                          4,333             20,000
   Billings in excess of services provided                                    4,745             19,921
   Current liabilities of discontinued operations                                 -                664
                                                                    ----------------------------------
Total current liabilities                                                    26,900             77,588
                                                                    ----------------------------------

Long-term debt, less current portion                                         23,833             77,833
Deferred income taxes and other liabilities                                   3,229              7,135

Stockholders' equity
   Preferred stock, $.01 par value; 5,000,000 shares
   authorized, none outstanding                                                   -                  -
   Common stock, $.01 par value; 45,000,000 shares
   authorized; 19,590,938 and 24,004,292 shares issued
   and outstanding in 2001 and 2002, respectively                               196                240
   Additional paid-in capital                                                75,416            200,576
   Unearned compensation                                                       (568)              (346)
   Retained earnings                                                         31,036             68,198
Accumulated other comprehensive income (loss)                                  (944)              (693)
                                                                    ----------------------------------
Total stockholders' equity                                                  105,136            267,975
                                                                    ----------------------------------

Total Liabilities and Stockholders' Equity                           $      159,098     $      430,531
                                                                    ==================================

/(1)/ Restated to segregate the assets of discontinued operations, as required by SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets.